    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1999
                                                      REGISTRATION NO. 33-97336

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           GENELABS TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

           CALIFORNIA                                             94-3010150
(STATE OR OTHER JURISDICTION OF                                 (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                               505 PENOBSCOT DRIVE
                       REDWOOD CITY, CALIFORNIA 94063-4738
                                 (650) 369-9500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                                 MATTHEW M. LOAR
                             VICE PRESIDENT, FINANCE
                               505 PENOBSCOT DRIVE
                       REDWOOD CITY, CALIFORNIA 94063-4738
                                 (650) 369-9500
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         ------------------------------

                                 WITH A COPY TO:

                             GREGORY C. SMITH, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         525 UNIVERSITY AVENUE, SUITE 220
                           PALO ALTO, CALIFORNIA 94301
                                 (650) 470-4500

                         ------------------------------

     Approximate date of commencement of proposed sale to public: Not applicable

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         ------------------------------

                                EXPLANATORY NOTE


     Pursuant to a Registration Statement on Form S-3 (File No. 33-97336) (the "Registration Statement"), the Registrant registered an aggregate of 9,750,000 shares of Common Stock, no par value (the "Common Stock"), of the Registrant. The Registration Statement was declared effective on October 2, 1995.

     Under the terms of Unit Purchase Agreements dated August 18 and 23, 1995 among the Registrant and certain holders of the shares offered under the Registration Statement, the Registrant was required to keep the Registration Statement effective until four years after the Closing Date under such Unit Purchase Agreements or such earlier date as all of the securities registered pursuant to the Registration Statement have been sold or may be sold under Rule 144 of the Securities Action of 1933, as amended (the "Securities Act"). Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering 7,216,825 shares of the Common Stock, which the Company believes are now eligible for resale pursuant to Rule 144(k) of the Securities Act.

                         ------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 29, 1999.

                                        GENELABS TECHNOLOGIES, INC.


                                        By: /s/ Irene A. Chow, Ph.D.
                                           -------------------------------------
                                           Irene A. Chow, Ph.D.
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act , this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 22, 1999.

          SIGNATURE                            TITLE
------------------------------    -------------------------------
/s/ Irene A. Chow, Ph.D.          President and Chief Executive
------------------------------    Officer and Director
Irene A. Chow, Ph.D.              (Principal Executive Officer)

/s/ James A.D. Smith              Chief Operating Officer
------------------------------    (Principal Financial Officer)
James A.D. Smith

/s/ Matthew M. Loar               Director, Finance and Controller
------------------------------    (Principal Accounting Officer)
Matthew M. Loar

/s/ J. Richard Crout, M.D.        Director
------------------------------
J. Richard Crout, M.D.

/s/ Thomas E. Dewey, Jr.          Director
------------------------------
Thomas E. Dewey, Jr.

                                  Director
------------------------------
Frank L. Douglas, M.D., Ph.D.

/s/ Edgar G. Engleman, M.D.       Director
------------------------------
Edgar G. Engleman, M.D.

/s/ Arthur Gray, Jr.              Director
------------------------------
Arthur Gray, Jr.

/s/ H.H. Haight                   Director
------------------------------
H.H. Haight

/s/ Alan Y. Kwan                  Director
------------------------------
Alan Y. Kwan


------------------------------    Director
Nina K. Wang


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